[PEABODY & BROWN LETTERHEAD OMITTED]

                                                                     EXHIBIT 8.1

                                                       April 13, 1998




Berkshire Realty Company, Inc.
470 Atlantic Avenue
Boston, MA 02210

       Re:    Registration Statement on Form S-3

Gentlemen:

       We have acted as counsel to Berkshire Realty Company, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") for the purpose of registering 593,251 shares of the Company's Common Stock, par value $.01 per share, to be sold by certain stockholders of the Company from time to time as described in the Registration Statement.

       The Company has requested our opinion as to the Company's qualification for federal income tax purposes as a real estate investment trust (a "REIT") pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the accuracy of the statements in the Registration Statement set forth under the caption FEDERAL INCOME TAX CONSIDERATIONS.

       In connection with the opinions rendered below, we have examined the following documents:

       1. the Registration Statement and the prospectus filed therewith and all exhibits thereto;

       2. a copy of the Company's Restated Certificate of Incorporation, as amended to date;

       3.  a copy of the Company's Bylaws, as amended to date; and

       4. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

Berkshire Realty Company, Inc.
April 13, 1998
Page 2


       We have reviewed the Registration Statement and the descriptions set forth therein of the Company and its investments and activities. We have relied upon the representations of the Company and its affiliates and certain officers thereof (including, without limitation, representations contained in a representation letter dated as of March 11, 1998) regarding the manner in which the Company has been and will continue to be owned and operated. We have neither independently investigated nor verified such representations, and we assume that such representations are, as of this date, true, correct and complete and that all representations made "to the best of the knowledge and belief" of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. We assume that the Company has been and will be operated in accordance with applicable laws and the terms and conditions of applicable documents, and that the descriptions of the Company and its investments and the proposed investments, activities, operations and governance of the Company set forth in the Registration Statement continue to be true. In addition, we have relied on certain additional facts and assumptions described below.

       In examining all documents, we have assumed the genuineness of all signatures thereon, the accuracy of all statements contained therein, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents furnished to us as certified or photographic copies and the completeness of all documents furnished to us. We have also assumed the legal capacity (as distinct from authority) and competency of any individual who has signed any instrument referred to herein. With respect to the latter assumption, nothing has come to our attention giving us reasonable grounds to question the correctness of such assumption.

       The discussion and conclusions set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future.

       Based upon and subject to the foregoing, and provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, recordkeeping and other requirements of the Code necessary for a corporation to qualify as a REIT, we are of the opinion that:

       1. The Company is organized in conformity with the requirements for qualification as a REIT under the Code and its method of operation, as described in the representations referred to above, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

Berkshire Realty Company, Inc.
April 13, 1998
Page 3


       2. The statements in the Registration Statement set forth under the caption FEDERAL INCOME TAX CONSIDERATIONS, to the extent such information constitutes matters of law, summaries of legal matters or legal conclusions, have been reviewed by us and are accurate in all material respects.

       We express no opinion with respect to the transactions described in the Registration Statement other than those expressly set forth herein. You should recognize that our opinions are not binding on the Internal Revenue Service and that the Internal Revenue Service may disagree with the opinions contained herein. Although we believe that our opinions will be sustained if challenged, there can be no assurance that this will be the case. Except as specifically discussed above, the opinions expressed herein are based upon the law as it currently exists. Consequently, future changes in the law may cause the federal income tax treatment of the Company as a REIT to be materially and adversely different from that under current law.

       We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

       The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state, locality or foreign country. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee and may not be relied upon for any purpose by any other person without our express written consent.

                                                          Very truly yours,

                                                          /s/ PEABODY & BROWN

                                                          PEABODY & BROWN


BOS2: 104518_2
(26382-10)